UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2013

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2013, Cambium Learning Group, Inc. (the "Company") received a deficiency notice from the NASDAQ Stock Market ("NASDAQ") stating that for the last 30 consecutive days the Company had not met the $15 million minimum market value of publicly held shares continued listing standard as required by Marketplace Rule 5450(b)(3)(C). As provided in the NASDAQ rules, the Company has 180 calendar days, or until October 28, 2013, to regain compliance. In order to regain compliance, the market value of the Company’s publicly held shares must be $15 million or more for a minimum of ten consecutive business days at any time prior to October 28, 2013.

The Company is evaluating whether to apply to transfer its securities to the NASDAQ Capital Market or the Over-the-Counter Market ("OTC Market"). The Company’s evaluation is ongoing and the Company cannot predict when it may conclude its evaluation or what decision it may reach with respect to transferring the listing of the Company’s securities. If the Company decides to transition to either the NASDAQ Capital Market or the OTC Market, the transition would not impact the Company’s obligation to file periodic reports and other reports with the Securities and Exchange Commission under applicable federal securities laws. If the Company does not transfer its securities to the NASDAQ Capital Market or OTC Market or regain compliance with Marketplace Rule 5450(b)(3)(C) by October 28, 2013, the NASDAQ staff will issue a notice that its securities are subject to delisting. The Company then has the right to appeal the decision to a NASDAQ Listing Qualifications Panel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

May 7, 2013	By:	/s/ Barbara Benson

Name: Barbara Benson
Title: Chief Financial Officer